Exhibit 99.2

Tenet Announces Four-Point Plan to Drive Shareholder Value Creation

DALLAS — October 1, 2012 — Tenet Healthcare Corporation (NYSE:THC) today announced a series of strategic and financial initiatives to accelerate growth and enhance shareholder value.  The plan includes:

•                  Near-term acquisitions, expected to total approximately $400 million, to enhance the Company’s primary business lines, including acute care hospitals, outpatient facilities, and business process services.

•                  A new $500 million authorization to repurchase common stock in open market transactions.  The timing and amount of repurchase transactions will be based on an evaluation of market conditions, share price and other factors.

•                  $800 million of new debt. Proceeds will reduce the outstanding balance on the Company’s bank line,  contribute to the funding of near-term acquisitions, retire $216 million of 7.375% debt that matures in February 2013 and other general corporate purposes.

•                  A reverse stock split in which one new THC share will be issued in exchange for every four existing shares. This share exchange will be effective October 11, 2012.

“We have attractive opportunities to accelerate the growth of our core businesses and position our balance sheet to enhance shareholder value,” said Trevor Fetter, Tenet’s president and chief executive officer. “Historic low interest rates and a strong acquisition pipeline across our three major business lines provide the compelling catalysts for these aggressive actions.  In addition, a substantial new authorization to repurchase our shares is designed to drive shareholder value.  Upon completion of this latest phase of our share repurchase program no later than the end of 2013, we will have invested $1.2 billion in share repurchases in a little over two years.”

Fetter continued, “We are pleased with Conifer’s continued growth and our announcement earlier today that it is acquiring InforMed Health Care Solutions, which further enhances Conifer’s service offerings.  In addition, we are in exclusive discussions to acquire the Emanuel Medical Center in Turlock, California as was disclosed by Emanuel last week.  Our hospital, business process services, and outpatient acquisition pipelines are very active, with a total anticipated cash use of approximately $400 million in the near term.  The capital we are raising is intended to fund those acquisitions and pre-fund a February 2013 debt maturity in addition to providing financial flexibility for share repurchases and other opportunities.  In total, these actions demonstrate Tenet’s commitment to implementing aggressive strategies to grow our business and optimize our capital structure to accelerate shareholder value creation.”

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 49 hospitals, over 100 free-standing outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers that serves nearly 400 hospital and health care entities nationwide.  Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve.  For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

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This document contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended Dec. 31, 2011, our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements contained in this press release as a result of new information or future events or developments.

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